As filed with the Securities and Exchange Commission on October 26, 2012
Registration No. 333- ______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Cliffs Natural Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-1464672 (I.R.S. Employer Identification No.)
200 Public Square
Suite 3300
Cleveland, Ohio 44114-2315
(Address of Principal Executive Offices) (Zip Code)
Cliffs Natural Resources Inc.
2012 Incentive Equity Plan
(Full Title of the Plan)
Carolyn E. Cheverine
General Counsel - Corporate Affairs & Secretary
Cliffs Natural Resources Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
(216) 694-5700
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)    Smaller reporting company ☐
____________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, par value $0.125	6,000,000	$39.57	$237,420,000	$32,384

(1)
Represents the maximum number of common shares, par value $0.125 per share (“Common Shares”), of Cliffs Natural Resources Inc. (the “Registrant”) issuable pursuant to the Amended and Restated Cliffs 2012 Incentive Equity Plan, as amended (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on October 25, 2012, within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 16, 2012;

b)	The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on April 26, 2012, July 26, 2012 and October 25, 2012, respectively;

c)
The Registrant's Current Reports on Form 8-K filed on February 9, 2012; February 17, 2012; March 14, 2012; March 19, 2012; April 19, 2012; May 14, 2012; May 18, 2012; August 17, 2012; September 7, 2012; September 14, 2012; and October 19, 2012; and,

d)	The description of the Common Shares contained in the Current Report on Form 8-K/A filed on May 21, 2008, including any subsequently filed amendments and reports updating such description.
The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The legality of the Common Shares being offered by this Registration Statement has been passed upon for the Registrant by Carolyn E. Cheverine. Ms. Cheverine is the General Counsel - Corporate Affairs & Secretary of the Registrant. As of October 25, 2012, Ms. Cheverine held 275 Common Shares and had been granted 1,810 performance shares and 770 restricted share units.
Item 6. Indemnification of Directors and Officers.
Under the Ohio General Corporation Law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio General Corporation Law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.
Ohio General Corporation Law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
Under the Ohio General Corporation Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
Our code of regulations provides that we shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant's request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that we will indemnify any such agent (as opposed to any director, officer or employee) of the Registrant to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification we give will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, our amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.
We may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability. Under the terms of our directors' and officers' liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including certain liability arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Description

4.1
Second Amended Articles of Incorporation, as amended of the Registrant as filed with the Secretary of State of the State of Ohio on May 25, 2011 (filed as Exhibit 3(b) to the Registrant's Form 10-Q for the period ended June 30, 2011 and incorporated herein by reference)

4.2	Regulations of the Registrant (filed as Exhibit 3.2 to Form 10-K for the year ended December 31, 2011 of the Registrant filed on February 16, 2012 incorporated herein by reference)

4.3	Form of Common Share Certificate (filed as Exhibit 4.1 to Form 10-Q for the period ended September 30, 2012 of the Registrant filed on October 25, 2012 and incorporated herein by reference)

5.1	Opinion of Counsel

10.1	Cliffs Natural Resources Inc. 2012 Incentive Equity Plan adopted May 8, 2012 and effective as of March 13, 2012

10.2
First Amendment to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan effective as of September 11, 2012 (filed as Exhibit 10.2 to the Registrant's Form 10-Q for the period ended September 30, 2012 and incorporated herein by reference)

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 26th day of October, 2012.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Vice President, Corporate Controller and Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2012
Joseph A. Carrabba
*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2012
Terrance M. Paradie
	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	October 26, 2012
Timothy K. Flanagan
*	Director	October 26, 2012
Susan M. Cunningham
*	Director	October 26, 2012
Barry J. Eldridge
	Director	October , 2012
Andrés Gluski
*	Director	October 26, 2012
Susan M. Green
*	Director	October 26, 2012
Janice K. Henry
*	Director	October 26, 2012
James F. Kirsch

Signatures	Title	Date

*	Director	October 26, 2012
Francis R. McAllister
*	Director	October 26, 2012
Richard K. Riederer
*	Director	October 26, 2012
Richard Ross

*
The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S‑8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibit 24.1 on behalf of the Registrant.

By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1
Second Amended Articles of Incorporation, as amended of the Registrant as filed with the Secretary of State of the State of Ohio on May 25, 2011 (filed as Exhibit 3(b) to the Registrant's Form 10-Q for the period ended June 30, 2011 and incorporated herein by reference)

4.2	Regulations of the Registrant (filed as Exhibit 3.2 to Form 10-K for the period ended December 31, 2011 of the Registrant filed on February 16, 2012 and incorporated herein by reference)

4.3	Form of Common Share Certificate (filed as Exhibit 4.1 to Form 10-Q for the period ended September 30, 2012 of the Registrant on October 25, 2012 and incorporated herein by reference)

5.1	Opinion of Counsel

10.1	Cliffs Natural Resources Inc. 2012 Incentive Equity Plan adopted May 8, 2012 and effective as of March 13, 2012

10.2
First Amendment to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan effective as of September 11, 2012 (filed as Exhibit 10.2 to the Registrant's Form 10-Q for the period ended September 30, 2012 and incorporated herein by reference)

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney